Exhibit 99.1

Dr. Drew Pinsky (00:26):

Alright, welcome everyone. Thank you so much for being here. I am truly excited. This is a pleasure to be a part of this project. First, I want to tell you about the players. Aditxt is a social innovation platform that has to say socially owned, dedicated to accelerating promising health innovations, Aditxt ecosystem of research institutions, industry partners and shareholders collaboratively drive the mission to make promising innovations possible together. Understand innovations don’t always get to the public and to the patients the way they should. That’s the Aditxt intention to get them there. The innovation platform is the cornerstone of the Aditxt strategy, where multiple disciplines drive disruptive growth and address significant societal changes. Aditxt operates a unique model that democratizes innovation and ensures every stakeholder’s voice is heard and valued and empowers collective progress. Aditxt currently operates two programs, operated and focused on immune health and precision health.

(01:29):

The company will introduce two additional programs dedicated to public health and women’s health. For these Aditxt has entered into an arrangement agreement with Appili Therapeutics, which focuses on infectious diseases. That is APLIF on the OTC Pink and a merger agreement with Evofem Biosciences Inc. That is EVFM. Each program will be designed to function autonomously while collectively advancing Aditxt’s mission of discovering, developing and deploying innovative health solutions. To tackle some of the most urgent health challenges, I want to emphasize that getting innovative products that patients need, doctors need, the public should have. That is what Aditxt is going to help us do. Evofem Inc is a commercializing innovative products organization to address unmet needs in women’s health and reproductive health. It was launched in September, 2020. They launched Phexxi® the first and only FDA approved hormone free birth control. I was very excited to see when this product came around and when Aditxt got involved in the world of Phexxi.®

(02:38):

I was extremely excited. In July, 2024, they broadened their commercial offering with the acquisition of SOLOSEC® an FDA approved single dose oral agent for the treatment of two common sexual health infections, trichomoniasis, and bacterial vaginosis. Those of you that are clinicians know these are very common problems and can be a frustrating issue for many patients. Saundra Pelletier is the CEO. She’s the force behind driving true innovations to market for women’s health. She’s here with me. She’s the heart of the Evofem organization, having spent her entire career defending women’s rights and advocating for every woman to have access to game changing, project changing products that positively impact their daily lives. I cannot tell you what a privilege it is to be a part of this, to have these two here with me. Today. We’re going to enter into a little conversation about what the goals are, what is available, what we’re going to do. I’m going to just open it with Amro to give him to kick off the conversation.

Amro Albanna (03:38):

Thank you Dr. Drew, and I appreciate the fact that you joined us today. You and I have had discussions over the years, and today really is more of a conversation. It’s more of a discussion. Look, we want to make sure that we talk about women’s health, the stage of women’s health, and how desperately this field requires new innovations. We want to talk about Evofem as a foundation for and how we see it as a foundation for accelerating women’s health in the field of diagnostics, treatment, and prevention. And finally, to really touch on the point that you just brought up, which is how do we bring these promising innovations to the world? I mean, we all need health innovations. We all need to address some of the most challenging health needs that we have.

Dr. Drew Pinsky (04:29):

I want to interrupt and just say, let’s shine a hang lantern on that, so to speak. People think that magically good things are invented and then we get them is not how it works. And Aditxt wants to make sure you do get them. And this is why I’m so excited this morning.

Amro Albanna (04:46):

Yeah, absolutely. I mean, look, that’s really the key. I mean, unless you’re involved in the industry, you really don’t realize that just because it’s a good idea does not mean it’s going to make it to the market. And there are all kinds of challenges that I know Saundra and I can talk for days about. But reality is promising innovations, in fact, the vast number of promising innovations, we’ll never see the light of day.

Dr. Drew Pinsky (05:09):

Fantastic, so hang on. That is nuts. That’s crazy when you say things like that. I think about the electric car a hundred years ago and like, oh, okay. Well, people kind of know that story, but they imagine that in healthcare ethics would dictate that good things would get to patients, but it’s just not how it works. So maybe we had to let Saundra kind of kick in here. I see her chomping at the bit.

Saundra Pelletier (05:32):

I’m well, thank you, by the way. And so look, as it relates to women’s health, birth control was introduced in 1960. Okay? So imagine this. Since that time, women have been told all they get is synthetic hormones, but they could just have them delivered in different ways. You could have them in a pill, in a patch, in an IUD, in a ring. But no one has really said, what do women want? What’s good for women are women suffering from side effects. And by the way, women don’t have sex every day. I realize that that might be a big statement, but to take a drug every day that you don’t need if you’re having side effects, is crazy.

Dr. Drew Pinsky (06:13):

Well, but not only that, hang on, Saundra. I mean, any physician, any healthcare provider, any woman that takes hormonal contraceptives knows that not having side effects is sort of unusual.

Saundra Pelletier (06:25):

A hundred percent. A hundred percent,

Saundra Pelletier (06:28):

Yes. And by the way, there’s so many women right now in the United States, 23 million women will tell you, Dr. Drew, that they will not use hormones. That they have tried all of these different choices, that the headaches and the bleeding and the weight gain and the emotional highs and lows, they’re not doing it anymore.

Dr. Drew Pinsky (06:45):

Well, not only that, doctors don’t sit down. This is the part that drives me crazy. I did a radio show for 30 years where I was having to explain to young people like, no, this is the hormonal contraceptive that your doctor didn’t sit down and explain to you that vaginal dryness, that lack of libido, that sleep, they just don’t. And these are routine, particularly with high progestational agents. It’s routine now to see those side effects. So again, that’s why I spotted your product. It’s like, oh, why did it take so long? Right?

Saundra Pelletier (07:18):

Yes. Well, and by the way, when Amro said, some of these innovations never see the light of day. Only 30 to 40% of drugs get approved after they do phase one, phase two, phase three. So I’d love to show you the product. I mean, I know you know it, but okay. So this innovation that I think we all agree is pretty game changing. It’s called Phexxi® it is the first and the only non-hormonal birth control that women use on demand only when they have sex, only when they need it, never when they don’t. Men have had condoms for 150 years, right? A man can go out with a condom in his pocket, he can protect himself, but now women are going to be empowered with the same thing. And a prescription is a box of 12. So a woman will get 12 of these prefilled applicators.

(08:06):

When you open this up, which you can put in your purse or your pocket, this is the applicator. Any woman who’s used a tampon or any kind of applicator, it’s very, very easy. But here’s why I like to show, like to show everybody. By the way, sometimes I get invited extra to dinner parties because I bring this with me. But if you can see it, this gel, it’s five milliliters in each applicator. But here’s what matters. Women are not going to use something that leaks out. But what women is that it’s lubricating, it’s viscous. It stays inside the vaginal cavity. It creates lubrication if you want it and you need it. And even young women today say to me, they’re using lubrication as part of intimacy. So it’s sort of a no brainer.

Dr. Drew Pinsky (08:47):

That’s because they’re having side effects from the hormonal contraceptive difficulties, which is so, so common. But let’s dig in a little bit. So I’d like to hear the mechanism of action and how it’s different. And tell us more.

Saundra Pelletier (09:01):

Okay. So Rush University developed this, and they developed it in the early nineties. They were looking for something for HIV prevention, and here’s what they recognized. They recognized that a normal vaginal pH for all women is 3.5 to 4.5. That’s it. When semen enters, pH rises up to seven or eight and women get pregnant. Same thing that happens when pathogens like chlamydia and gonorrhea enter. But what Rush realized is that this product, it helps a woman’s body maintain her natural pH making it inhospitable to semen. So it’s pretty amazing that the ingredients are simple. Food grade, lactic acid, citric acid, potassium by tartrate. But when combined together, they create this mechanism of action that prevents pregnancy, and it’s really

Dr. Drew Pinsky (09:48):

Efficacy, efficacy rates.

Saundra Pelletier (09:49):

So two different things. So in our clinical study, there were 25,000 acts of sex. We had less than 1% of pregnancies. But when we did our clinical study, this is the other thing that I think is always challenging. The FDA insisted that we count failures of women who didn’t use the drug at all, or women who used it after sex. So in the label it says 93% and 86%. But what we’ve seen is being on the market for almost over two years, we’ve had less than 1% of pregnancies, to be honest. Dr. Drew, you’ll know this better than most, the most effective method for women is the one she’s going to use consistently. And if a woman has had side effects, and if a woman says, I’m worried about what taking a synthetic hormone is going to do to me. Will I be able to get pregnant when I want to? What will happen to me? Will there be some other unintended consequence they feel really good about using Phexxi®.

Dr. Drew Pinsky (10:41):

These are just naive questions, but I’m going to ask because people have them and I have them. Back in the day, we used to always talk about adding a second barrier. If you want to really protect yourself, does that work with other barriers?

Saundra Pelletier (10:54):

It does. It does. And the interesting thing is that sometimes women who are breastfeeding, right, they don’t want to have hormones in their breast milk. So usually a lot of people are using this as spacing. They might be on a long acting method, but they want to take a break. Maybe they have a partner that’s away, or maybe they’ve had a baby, they’re going to space their pregnancies. Also, think about this. 900,000 women get cancer every year. Those women are usually told they should not use a synthetic hormone again.

(11:23):

But the big usage, I’ll be honest, is young women who say, I don’t have sex every day. I want to have sex on demand. I don’t want to have emotional highs and lows. I was put on an antidepressant. I was put on an anti-anxiety drug. No one thought it was my birth control. So I have to say,

Dr. Drew Pinsky (11:42):

Oh, don’t even start me with that. It is not just anxiety, meds, mood, stable, everything gets, can’t even go there. It’s just so frustrating that doctors don’t go, are you on a hormone? Or we just ignore that completely.

Saundra Pelletier (11:56):

It’s crazy. And the final thing, the final thing I want to say before I get off of this sort of soapbox that I’m on, is that one of the huge fastest growing categories of drugs are GLP-1s. So Mounjaro, Ozempic. And in some of the labels, it says that if you were on oral birth control, you must use a backup method to your exact point, because the mechanism of action of the GLP- 1s, it makes oral birth control less effective. So it says, you must use a backup method.

Dr. Drew Pinsky (12:25):

Nobody knows that knows that. I didn’t know that you just said it.

Saundra Pelletier (12:30):

And every time your dose is titrated up, you need a backup method. So you see all over social media, Ozempic babies, all these babies, because the last thing most women want is when they’re trying to use that to lose weight or for their diabetes, they don’t want to get pregnant. So it’s been a fascinating thing to see that the more people who learn about Phexxi I think the more protected women can be, and the more physicians that understand that there’s so many women on GLP- 1s that if they had access to Phexxi I think they’d feel more protected.

Dr. Drew Pinsky (13:00):

Amro, I’m sorry that, and I are completely taking over this conversation, but I’m excited. So please jump in….

Amro Albanna (13:09):

No, no. This is why we set it up.

Dr. Drew Pinsky (13:11):

It’s really cool. And I knew when I saw the product, of course, I didn’t think of all the ways that it was so important. I just knew it would be important. But it’s FDA approved,

Saundra Pelletier (13:23):

It’s FDA approved, so it’s FDA approved. You can get it through telemedicine, you can get it through any pharmacy. And under Obamacare, ACA, if a woman has health insurance, many women are getting it at zero out-of-pocket pay. And so it’s been really exciting, but not enough people know about Phexxi.

Dr. Drew Pinsky

I know that. I know, including myself. That’s why when Aditxt grabbed it. I was like, oh, here we go. But how many come? Is it supplied in boxes of 30 or something? Or how does that work?

Saundra Pelletier (13:58):

No. So 12 pre-filled applicators. There’s a four year shelf life. So women can, and by the way, typically a prescription one box is a month prescription. But if a woman says she has sex more often, her monthly prescription could be two boxes of 12.

Dr. Drew Pinsky (14:12):

Yeah, of course.

Saundra Pelletier 14:14):

But yeah, I mean, look, the big thing to say, when I met Amro, I will tell you this. It was one of the things that he said to me was that he watched a TED talk that I did, where I said, I want to ask the audience a question. I said, how many of you have sons? And I said, well, what if I told you your son was going to take a medication every single day of every month, year after year, he was probably going to have side effects. He didn’t need the medication every day. What would you say? You’d say, I was out of my mind. So why is that okay that we ask our daughters to do that? And Amro’s like Saundra, because we have had a really difficult time as a small little company trying to, sure, this innovation really gets elevated and escalated.

(14:55):

And when I met Amro, I was like, you are too good to be true. He’s like, my entire platform is to help companies like yours stay in existence, elevate what you’re doing, because it’s truly innovative. It’s not about a me too product in a crowded category. I’m not saying, let me deliver you a synthetic hormone this in a different way. So that’s why it’s been great to find a partner that instead of trying to put me out of business, which a lot of big pharma wants to Amro’s like I want you to stay in business and grow.

Dr. Drew Pinsky(15:26):

So now we can talk to Amro. He can have his way with us. I have more questions, but go ahead, Amro.

Amro Albanna (15:31):

Yeah, yeah. No, I mean, Dr. Drew, again, this is really why we want to make sure we shine a light on what Evofem and Saundra and team are doing. I mean, it is critical to make sure that Phexxi as a product and beyond Phexxi, we really bring attention to the products. And that’s what Aditxt is all about. That’s our DNA, no pun intended. And you and I have had these conversations over the years as far as innovations and what it takes to bring these innovations to market.

Dr. Drew Pinksy (16:00):

I have worked with you over the years here and there, and just when I’m not working, I still have the same enthusiasm for what you’re doing. I watch the news feed on you every single, literally, every single day, my friend. So I know what you’re doing, and I know who you are. I know who your team is. And so Saundra, you’re very lucky to be a part of this. I know you see it right there, who they say they are, which it is rare these days when people are who they say they are. Right?

Saundra Pelletier (16:25):

Without question. And by the way, and not just to care about the domestic difference about the global difference, which is also because a lot of people will say it for a halo effect, right? Oh, we care about social responsibility. But people who really genuinely want to make a difference, it’s big.

Dr. Drew Pinsky (16:42):

And I want to contextualize things too, because our purpose is not to bash oral contraceptives. That is not what we are doing. What bothers me is that the practice of medicine has become less reflective, and we don’t think about the options, and we don’t think about the particular impact of what we’re doing. The risk reward. I mean, we seem to have lost track of that completely. And so to sit down and tell a patient, hey, look, I’m not sure. Are you the kind of person that we can rely on yourself to do this and inject this? And you have, you’re comfortable with it, as opposed to taking a hormone every day, which may cause some dryness and libido changes. And by the way, and can be really beneficial in certain situations. There’s no doubt that OCP is the choice, but doctors need to make those choices consciously rather than automatically. And then I will just say the part we have not talked about, I have been concerned for a long time that so many of the relational changes that are going on these days, whether it’s fertility or in any interpersonal setting, same sex, heterosexual, whatever it is, these hormones are going to have an effect. And we don’t think about it. And I’m just saying, let’s just think about it, especially now that we have an option. But I’ll let you go on, Saundra.

Saundra Pelletier (18:05):

Well, no, I just wanted to say I am grateful that you brought that up, right? Look, I know that Aditxt’s DNA, Evofem’s, DNA, we want women to have choices. We know that women go through different stages and phases. We know that women will use three or four different kinds of contraception. We want to be an option for the women who say we want something non-hormonal that we can use on demand.

(18:28):

But the other thing, the reality that not a lot of people talk about in the United States right now, United States, half of all pregnancies every year, almost 3 million are unplanned. But that doesn’t mean they’re necessarily unwanted, but they’re unplanned. Unintended. And the United States of America ready has the highest adolescent teen pregnancy rate out of any developed country in the world. So if there was a silver bullet that was working, those rates wouldn’t be so high. I mean, it’s madness to think that. It’s madness to think, people said to me, why are you coming out with birth control? There’s hundreds of choices that exist. And I’m like, if the choices that existed were going to solve the problem, well then we wouldn’t have so many unintended pregnancy rights. And then the final thing I want to say is when I talked to Amro about the global impact, I said, look, he and I agreed on this, that people talk about global warming and clean water, and all those things matter, but the very best way to eliminate poverty is less people on the planet by choice. Choice. But you got to make it available. You got to give these women product that they’re going to feel good on. But yes, your whole point about relationships and how just to think and be mindful and thoughtful, I love that comment. It’s so rare, by the way.

Dr. Drew Pinsky (19:46):

I know I’ve had to see it. I’ve seen it. I’ve been worried. I’ve been in this space in and out for 20 years, and I’ve not looked at the unplanned pregnancy rates lately, but it’s been a half pregnancies being unplanned as long as I’ve been working in this area. And so it’s not really changing very much. And that’s a disaster. And back to, I just want to make clear, we live in this world where people are exercised about certain topics. This is not a board of face, and this is not interfere with any of those issues that people worry about sometimes.

Saundra Pelletier (20:20):

In fact, not only is it not, Phexxi is actually the only product that does not, when you’re on birth control, hormonal birth control, your body thinks it’s pregnant. So that’s why you typically don’t get pregnant because we have no systemic activity in the body. Once you use it and then you’re done using it, it’s no longer in your body. So that’s what’s really fascinating. It doesn’t impact a woman’s natural god-given body and the no hormones, no systemic activity. It matter what a woman’s weight is, it doesn’t matter what other medication she’s on. That’s also a peace of mind too. For physicians who love Phexxi, they say, look, we don’t have to worry all the other things that are impacting these women’s lives.

It makes it really a safe choice regardless of what they’re on, which

Dr Drew Pinsky (21:03):

Is, and let me say, one of the things that used to really trouble me was there is a group of people, and I am a radical moderate in all things, and join me in the middle. It’s quite nice here. You can see more clearly from the middle of both sides. But one of the groups that of course is out there, is a group that’s very, very concerned about aborta phases, about when life begins and these kinds of things. And listen, if you are using a hormonal contraceptive or an IUD, IUDs work primarily by preventing implantation. And for a large percentage of people, they consider that an abortion, and they should be aware that’s what they have in place. Same thing is true with hormonal contraceptives. There is a finite effect, not all of the primary effect of those hormones, but there is an effect on the uterine lining that affects implantation should the hormonal contraceptive fail. And you ovulate and people are not aware of that. And this takes that away completely.

Saundra Pelletier (22:09):

It does. You’re right. And by the way, kids aren’t even learning about their bodies and how they work. Girls aren’t learning.

Dr. Drew Pinsky (22:15):

Well, everybody that’s very bent out of shape about this topic, they need to understand their biology. If they really want to get this right, they can just study biology and good for you. Go get it right, but don’t get confused about this. Understand how our bodies work. And this is a great, great way to address that. When it comes to some of these, when I hear your data on efficacy, almost always it’s proper use that interferes with its, and it sounds like the proper use in reality is when people actually use it in the marketplace, they’re using it properly because its so easy to use

Saundra Pelletier (22:56):

Without question, and they’re motivated to do so, right? They’re motivated to do so. And I think they not only feel good physically, I think they feel good psychologically, which I think is really important. And look, the other thing is that in the opening, and thank you, we talked about that. We have Phexxi, but one of the interesting parts about, one of the interesting parts about being acquired by Aditxt is that some of the other organizations that Amro is looking at also will provide us access to look at other serious unmet needs for women like early detection.

Dr. Drew Pinsky (23:26):

Tell us about that. Go ahead, Amro. This is you. We’re done with our love fest for the second.

Saundra Pelletier

Well, no, I’m not done.

Amro Albanna (23:34):

No, please don’t be done. I mean, look, this is really what it’s all about. I mean, this specific session is about Evofem, and again, I really do appreciate you joining us and helping out with the word. I mean, look, we just did endometriosis, which we announced for Evofem. And when Saundra and I connected, and we’ve been really looking at how do we accelerate and how do we take Evofem to that next step? And we both see the same vision of diversifying the offerings by making sure that we’re not only focusing on prevention, but we’re looking at treatments as well as diagnostics and monitoring. So when it comes to monitoring endometriosis, huge problem, undiagnosed difficult to diagnose. And with Pearsanta, which is one of our subsidiaries actually is bringing to market by mid 2025, a new test blood-based noninvasive test to detect endometriosis. And Saundra, maybe you can shed some light on the test and how excited you and your team are as far as endometriosis diagnostic is.

Saundra Pelletier (24:37):

Yeah. Well, at the end of the day, and Dr. Drew this better than probably anybody I’ve spoken to, is that there has been a shift in patients wanting more demanding, more patient-centered care

Dr. Drew Pinksy

Let me even amplify that further. It goes on the heels of kind of, they want free, they want to have access at their, I call it medical freedom essentially. And we are on the threshold of really telehealth becoming extraordinarily effective at delivering not just therapeutics and assessment, but diagnostics. So have at it.

Saundra Pelletier (25:17):

Yes, by the way, and look, early detection changes the entire health trajectory for a woman early detection of something like endometriosis. And by the way, also things that are the silent killers like ovarian cancer, which the same test over time with more clinical work could have early detection. And so what we’re really trying to do is, we are trying to be part of a bigger organization that says what you’re doing, it matters. And doing it alone, it will take us two lifetimes to speed up the trajectory of offering these real innovations to women. And the one thing that I really valued that Amro said, it’s also about the people who are the people leading the charge to bring these innovations to market. Do they have the grit and the backbone to make it happen? They’re not going to give up easy, but really saying, now, let’s go to the next thing.

(26:13):

Let’s build the portfolio. Let’s keep moving forward and continuing to find these products that are underserved. And we have a real chance to do it. But I will tell you that a lot of the reasons some of these products don’t see light is because they can’t get the support, they can’t get the funding, and they get stomped out of existence, particularly if they’re a threat to what is the status quo, right? Threat. And instead of saying, Hey, let’s rise up and give women more access, or men too to innovation. Unfortunately, not everybody thinks that way, but I like your meet in the middle because meet in the middle is people should have access to choose what they want, what’s right for them.

Dr. Drew Pinksy(26:56):

They do not discriminate. Do not discriminate. We try to meet the needs and to be careful, assess what people’s specific needs are, and you need to be discriminatory. But we are not. We’re not going to discriminate from our position. Amro, in the intro, I mentioned trichomoniasis and bacterial vaginosis. What’s going on there?

Amro Albanna (27:23):

SOLOSEC®. SOLOSEC® is another product that, and I know Saundra’s ready to go. I mean, it’s another product that we brought in and we supported Evofem to bring it on board. And this really fits the treatment category. As you recall. We talked about prevention with Phexxi diagnostics and monitoring with endometriosis and the Pearsanta test, and now we’re talking about SOLOSEC®. So again, Saundra and team went after it. We supported their efforts, and now we have, and Evofem really has three different products in these three different categories, and Saundra can certainly shed some light on SOLOSEC® and why it’s a great opportunity to launch into the market.

Saundra Pelletier (27:59):

So for us, as you stated, bacterial vaginosis is just so staggering for women. They have so much stigma with it. Trichomoniasis is so pervasive. Bottom line is this product, SOLOSEC®., why we wanted it so badly is that it’s one dose, one and done. It’s a packet of granules that you put in applesauce, yogurt, pudding, and that’s it. To have one dose when right now, a lot of the historical treatment regimen has been twice a day for seven to 14 days. So when we had a chance to bring this product into our portfolio, we were so used to operating on such a shoestring budget, so used to operating out of desperation. I was like, I just don’t think it’s possible. And I called Amro and he’s like, Saundra, be a possibility thinker. We’ll help you make this happen. And so I’ve really been able to shed all of that, what we can’t have to, anything’s possible. And so he supported us to bring this product into the portfolio, same call point, OBGYN. And so we’re really able to show that this company that’s very passionate about delivering good things to women can make it happen with this.

Dr. Drew Pinsky(29:07):

Talk about mechanism of action and the spectrum of care with that product.

Saundra Pelletier (29:12):

So what it looks like. And so really, so BV and Trich are…..

Dr. Drew Pinsky(29:20):

Hold it closer. I can’t quite see it. There we go.

Saundra Pelletier (29:23):

And it’s also about vaginal pH, by the way. So what’s fascinating is that our team, our sales team, we have a very small but mighty sales team of 16 people. They already talk about vaginal pH, right? They’re very comfortable talking about it, men and women, and they feel really, really good that the ease of the conversation. Physicians love this product. It was out of promotion for a couple of years before we brought it into our portfolio, but it was approved for bacterial vaginosis, but then it got approved during Covid for trichomoniasis. And so the exciting part is that the fact that it’s just a packet of granules, and it is so effective, it’s just been an interesting thing to be able to say, just because a product has been around for a while, maybe it needs to be dusted off and get a little bit of a facelift. And that’s what’s cool too, to be able to bring things back to light that deserve it. A little bit of a dusting off.

Dr. Drew Pinksy(30:25):

It is the same issue that we were talking about at the outset, which is just because something is good doesn’t mean it gets used or deployed or distributed. And so why not bring out a good idea that’s not getting the right attention? It’s the same philosophy.

Saundra Pelletier (30:40):

Totally. Totally.

Dr. Drew Pinsky (30:41):

So I’m just looking it up. What is the mechanism of action here?

Saundra Pelletier (30:47):

So it’s the same way it actually impacts the vaginal pH. So when women have BV, they have odor, they have discharge, they have pain by the way. And so it actually goes in and it helps a woman’s body reregulate her pH. And so then she just takes the one dose. And the one other thing too that I feel like I can say to you that’s been fascinating is women, even women who have never been taught or know about their body or their pH, everybody seems to understand pH. They understand why, what it means, why it matters. And I do think though, that as we embark on really leaning into women’s health, that we’ll also have a chance to educate women, to educate women and girls about not just their bodies and how they work, but about how empowering it is to be able to say, I deserve sex on demand. For example, there was a lot of people when we launched that said, oh, women can’t be trusted to use something on demand. They have to have a fix and forget method.

Dr. Drew Pinsky (31:52):

No, no, those days are gone. Everything has to be….we have to empower the patient because our system doesn’t help the patients this way, it should. So the patients have to take over their care.

Saundra Pelletier (32:05):

They really do. And the other thing is that healthcare plans too, I think are being forced to do better. They’re being forced to do better and really support companies and not all of them. But I do think that that’s what’s been fascinating about the Affordable Care Act in Obamacare, because they did put out a legislative mandate saying that one product in each category of contraception must be covered because the cost of pregnancy is so much more than the cost of contraception, right? It’s crazy not to cover contraception.

Dr. Drew Pinsky (32:39):

There’s a lot of craziness in our system that is one of many. So I would say I was surprised, but I’m not. So I’m interested in the product. So it sounds like it’s in the same class as Metronidazole, the old fashioned way of doing this, and as you said, that was a week to two weeks that had medicine has loads of side effects, is its same mechanism as the old Flagyl?

Saundra Pelletier (33:04):

Yep, it is. You’re right. Metronidazole, yes. And the beauty of it is that women, it’s very, very well tolerated.

Dr. Drew Pinsky (33:13):

I see that.

Saundra Pelletier (33:14):

And the other thing truthfully is that when women have vaginal infections versus putting something vaginally administered, there are products out there that aren’t vaginally administered, taking something oral….

Dr. Drew Pinsky (33:28):

It is a complicated landscape. So the intravaginal creams for this, I can’t be alone that pretty much every physician that prescribes echoes, I hope this works because it’s not as efficacious as taking the pills. But we don’t want to give the pills a week or two weeks of really a medication that causes depression and headache and sleep disturbances and oral ulcers and things. I mean, if you need it, great, but if it’s not needed, I mean, we want to do something different. This is a single dose now of a medication. I’d much rather do that. Amro, I’m going to challenge you here. Again, I want to live in a day when patients can do this whole thing from home where they could send in some sort of diagnostic kit to a telehealth company or a provider and just boom and just do a quick online access and get the treatment. Do you have any therapeutic plans out there for this kind of thing? To me that’s much like the endometriosis screen. There are things you could do on your own if you knew about it.

Amro Albanna (34:37):

Yeah, well, we’re working on multiple programs right now. You know about Adimune. Adimune is truly the ADI platform is being designed and we’re advancing that forward towards clinical trials where we could potentially retrain the immune system rather than suppress the immune system. And you can imagine the potential and the opportunity. Of course, we’re still preclinical. We can’t predict efficacy, but imagine really changing what we’ve been doing for the last 50 years when it comes to autoimmunity, when it comes to organ rejection, even severe allergies. So this is one platform which frankly deserves its own fireside chat, but this is one of the programs we have. The other, which was Pearsanta, we discuss endometriosis, but MDNA, which relies on mitochondrial DNA, where we could potentially or early detect cancer starting with prostate cancer, ovarian cancer, lung cancer, and so on. So yeah, we’ve got a lot in the pipeline and women’s health and Evofem is currently, we’re still in the process of acquisition, just to make sure that’s clear, that we’re still not done with the transaction. We still have few things to get done before…

Dr. Drew Pinsky (35:50):

With Pearsanta?

Amro Albanna (35:52):

So Pearsanta and Adimune are our own wholly own subsidiaries.

Dr. Drew Pinsky (35:57):

Got it.

Amro Albanna (35:58):

And Evofem and Appili are still in the process of being acquired.

Dr. Drew Pinsky (36:03):

Got it. And I just want to make sure I heard you clearly. So Pearsanta™ will have applications outside of women’s health. Obviously I’m a 12 year post prostatectomy, maybe not 13 or 14 years prostate cancer patient. So I’m working that world a lot. So I’m interested in talking more about other applications of Pearsanta for the future. And did I hear that correctly? They will have other applications?

Amro Albanna (36:27):

You did. Yeah. So we’re starting with endometriosis and prostate cancer followed by ovarian cancer.

Dr. Drew Pinsky (36:32):

Amazing. Amazing. Saundra, you wanted to jump in there? I could tell

Saundra Pelletier (36:36):

No. Well, no, no. Look, I guess I wanted to say too, as people are listening to this, one of the things that I’ve tried to say to people to understand the Aditxt platform is that Aditxt is therapeutic area agnostic. What do I mean by that? Is that we are women’s healthcare. We want to care about everything from puberty through menopause. We want to care about everything that impacts women, birth control and geland oral antibiotic and endometriosis. But the other subsidiaries of Aditxt also are all about innovation, right? Game changing therapeutics and diagnostics that deliver in areas that also have this huge unmet need. Because sometimes people are like, oh, well, why aren’t you all in women’s health? Or Why aren’t you all? It’s by design, right? It’s a purposeful thing about let’s identify innovative organizations and let’s support them because on their own, they’re struggling.

(37:36):

And that’s been the interesting thing is the struggle, by the way. And look, I don’t want to be a crybaby or a whiner, but it has been harder than you’d ever believe When people hear about our innovations and they look at me and they’re like, how come everybody doesn’t know about this? How come every woman doesn’t know about this? Why doesn’t every doctor know about this? And you think to yourself, it’s true. Why don’t they? But small companies have a hard time getting the kind of support that they need to be a household name. And by the way, we almost were in a place where we were no longer existing, literally eliminated from the platform, from the planet, and sincerely, and that’s not even an exaggeration at all. And to do all this work to bring a product like this to market, and then you think to yourself, and I know that founders and innovators, their hearts in it, but we’ve been able to build a team of people that would fight, kill, and die for these products.

(38:41):

And to think there were so many people on the firing squad ready to say, you know what? We’re just going to take you out of the game. So that’s been hard too. Final thing is, my crybaby part was that you hear a lot of people don’t want to support women’s health because it only impacts half the population. But come on, men are part of this too. There’s so many good men that want to support women, and they really understand that even pregnancy, it’s a two way street. And so I think those days are over. But I do think that it’s so important that when people want to innovate, they should do it and not worry that they’re not going to make it. Because I think there’s going to be more opportunities with groups like Aditxt to help companies like mine stay alive.

Dr. Drew Pinsky (39:26):

And I want to speak directly to anybody listening that you need to know that changing physician behavior is really hard. It’s more difficult than changing the public’s behavior, frankly. It’s why pharmaceutical companies, they advertise directly to you. So you’ll go to the doctor’s center, I want that, blah, blah, blah. We can talk about the ethics of that. That’s a different issue. But the fact, that’s why they do it, because us as physicians, we have our way of doing things and we’ve done it 10,000 times and we have confidence with it, and we know the risk reward of every decision in that context. Bringing something new in is a record scratch for us. Even when it’s simple with no side effects, it’s hard for us. And so I’m sympathetic to my peers that we don’t do this, but I’m telling you, the future is patient centered care.

(40:21):

We all talk about the patient specific care and the individualized services and stuff, but I think it’s more than that. We need to shift the sort of way we think about our own healthcare on We should be in control of things at all times. And if we’re not getting things the way we want, we should find ways to do so because we live in a time when it’s all accessible. It’s all there. And again, some of it needs to be ironed out, some of the interstate things and all the, it’s coming. It’s really going to be here. And you’re going to be able to do diagnostics at home. You’re going to be able to do it all through telehealth. You’re going to be able to use Phexxi with no side effects. I have one more question about the bacterial vaginosis treatment. Bacterial vaginosis in pregnancy is a serious problem. I’m imagining you can’t use this medication in pregnancy. Is that correct?

Saundra Pelletier (41:14):

To be candid, I’m going to have to tell you that. I don’t know if you can use it

Dr. Drew Pinsky (41:20):

I’m going to guess not because it’s a complicated zone, but we got to look into it. We ought to figure out where we fit that. Yeah, we got to definitely look into it. And I should have the answer to that. It’s a complicated and sort of believe it or not, a controversial zone. Some people just leave it alone by way.

Saundra Pelletier (41:39):

I’m going to tell you right now. Wait, hold on.

Dr. Drew Pinsky (41:42):

But I don’t think you can use much of anything during pregnancy, really, particularly early in it. It may be late in third trimester you might, but…

Saundra Pelletier (41:49):

Nope. Can be used. Can be used in pregnancy.

Dr. Drew Pinsky (41:51):

It’s not a category C, it’s just a full out?

Saundra Pelletier (41:54):

No, no can be used in pregnancy. Okay, so that’s great.

Dr. Drew Pinsky (41:56):

That might be a breakthrough. So let’s look at that and see if that, I’m not an obstetrician, I can’t comment, but that’s kind of interesting. It’d be an opportunity maybe if that’s one of the only options or good options out there, or safer options out there. We should be really raising awareness among obstetricians, if that’s true. I don’t know the answer. I don’t know. I’m just guessing.

Saundra Pelletier (42:21):

Yeah, no, no, no. But yes, yes. Used in pregnancy. And as you probably know better, it’s very pervasive.

Dr. Drew Pinsky (42:26):

Let, let’s be very careful. I don’t let pregnant women take anything. And so until we get the obstetrical world to sign on to it, let’s say we are going to look into this further, but there might be a real Aron. You agree with me on that one?

Amro Albanna (42:40):

Absolutely.

Dr. Drew Pinsky (42:41):

And let me say it again. I don’t let pregnant women take anything I don’t. Maybe Tylenol maybe. And that’s about it. So I’m not comfortable with saying

(42:50):

It’s anything safe, but if the OB world says it is, then we can more comfortably say so. Okay. Well, this has been a great conversation. I wonder if you have any last comments. Look, Saundra and I are, we’ve only met briefly before today, and we are in mind meld in terms of our priorities and how we see the landscape of the world. And the fact that Saundra has to say something like it only affects half of humanity. The fact those words have to come out of your mouth is bizarre. We worry about illnesses that affect 0.01% of humanity. We get very worried about, concerned about it. This is half of humanity. Let’s be clear. There’s a lot of people, and as you say, men of course are in the game too with this. But Amro, let’s finish this up.

Amro Albanna (43:34):

Yeah, no, this is great. Thank you again for giving us this opportunity and joining us. I mean, Dr. Drew, you know what Aditxt is, our DNA and our mission and today’s session was really focused on making sure that our stakeholders and frankly future stakeholders get to learn and understand better why. Why we’re pursuing this opportunity and why we want to make sure that fixie and other products make it to the world. So thank you again.

Dr. Drew Pinsky (44:01):

And to be fair to you, both Saundra and I are here to represent that Amro who he says he is, Aditxt is who they say they are. They walk the walk, they talk the talk. I’ve never seen anything other than the highest level ethics and judgment and the way you guys do things. I could not be happier than to be here chatting with you guys. Saundra, I’ll let you sort of wrap up as well.

Saundra Pelletier (44:30):

Thank you. Well, thank you very much for having us as guests, and thank you Amro for allowing me to showcase Evofem and why women’s health is not just important because it’s half the population, but because there really is a value proposition and an investment proposition, investing in women. I mean, we know women are the healthcare decision makers. We decide for ourselves, for our families, usually our parents. And at the end of the day, if women feel often, there’s still that old mindset. Women don’t put themselves first. Everybody else gets to be before them, but, but when women have access to products that are innovative, that can make them feel as good as they should because they choose them, it’s just going to be a different world for women. And so I just want to thank you for caring about this. By the way, if I could clone you, Dr. Drew, I would do it immediately because you’re understanding.

Dr. Drew Pinsky (45:24):

Don’t want to deal with that. Ask my wife.

Saundra Pelletier (45:27):

But yeah, it’s amazing though your understanding of patient-centered care and how critical it’s, and so I really appreciate it.

Dr. Drew Pinsky (45:35):

My whole career. I’ve been about trying to, I just naturally moved to what I think is important. I was deep in the AIDS pandemic, I was treating lots of those patients, and then I sort of got into the effects of childhood trauma and then addiction. And now it’s about getting the control of medicine back into the hands of patients. That’s where I am right now. And you guys are clearly part of that. Let me just put out some specifics so everybody’s clear. If you’re just listening, Aditxt, Inc. Is A-D-I-T-X-T. If you’re watching it, you see it over Amro’s head there. You screwed me up. Or you said Evofem. You told me it’s Evofem from evolution, right?

Saundra Pelletier (46:17):

It’s by the way, truthfully, it’s like Sandra. Saundra.

Dr. Drew Pinsky (46:22):

Good. So I screw that up too. We went everyone on the boat either way or get on the ship. Evofem Biosciences is EVFM on OTCQB. Am I getting that correct?

Saundra Pelletier (46:35):

That’s correct, yep.

Dr. Drew Pinsky (46:36):

Anything else? The SOLOSEC. Anything else we should be highlighting, Amro as we exit here?

Amro Albanna (46:46):

Yeah, just making sure that obviously the acquisition is not completed. We want to make sure that’s very clear. We still have many things to other closing conditions, one of which is a senior creditor and a senior loan that has to be addressed.

Dr. Drew Pinsky (46:59):

Well, it needs to happen. So let’s all just jump on board as best we can to support and make sure it does. And we thank you, Saundra, for fighting the good fight. I thank you, Amro, for being the figurehead of this organization, Aditxt that I’ve been a fan of for four years now, five years. I’ve been watching you guys regularly, and I appreciate it very much. It’s my pleasure to be here. And I hope you all got something out of this. I hope you’re listening. I hope you’re doing what we’re suggesting you ought to do, which is take control of your own care and look at these products very carefully and make decisions. Make it with your physicians where it’s appropriate access, telehealth where it’s appropriate, but it’s a new age and we should all be a part of it. So thank you all for being here and look forward to future events with Aditxt work, and they figure can they find that Amro? Is there a site or anything going to announce any future fireside chats?

Amro Albanna (47:53):

Yeah, we will be. We’re doing it through our press releases and links will be submitted as well.

Dr. Drew Pinsky (47:58):

Okay. So check that out and we’ll see you all soon, hopefully. Thank you.